ML0154T2

                                THIRD SUPPLEMENT
                       TO MASTER SYNDICATED LOAN AGREEMENT


         THIS SUPPLEMENT to the Master Syndicated Loan Agreement dated August 30, 1994 (the "MLA"), is entered into as of December 15, 1995, by and among HARVEST STATES COOPERATIVES (the "Company"), COBANK, ACB (successor to the National Bank for Cooperatives ("CoBank")) and the ST. PAUL BANK FOR COOPERATIVES ("St. Paul") (collectively, the "Banks").

         SECTION 1. THE REVOLVING TERM LOAN COMMITMENT. On the terms and conditions set forth in the MLA and this Supplement, each Bank agrees to make loans to the Company during the period commencing on December 15, 1995, and ending on but not including November 1, 1996, in an aggregate principal amount for each Bank not to exceed $10,000,000.00 (the Commitments"). Loans will be made directly by each Bank to the Company in the manner set forth below. However, all loans will be made on a pro rata basis so that at all times each Bank shall have the same amount outstanding hereunder. Within the limits of the Commitments, the Company may borrow, prepay and reborrow.

         SECTION 2. PURPOSE. The purpose of the Commitments is to provide working capital.

         SECTION 3. TERM. The term of the Commitments shall be from December 15, 1995, up to but not including November 1, 1996, or such later date as the Banks may, in their sole discretion, authorize in writing.

         SECTION 4. INTEREST AND FEES.

         (A) INTEREST. The unpaid principal balance of each loan shall bear interest at a rate per annum equal at all times to the rate of interest established by CoBank from time to time as its National Variable Rate, which Rate is intended by CoBank to be a reference rate and not its lowest rate. The National Variable Rate will change on the date established by CoBank as the effective date of any change therein and CoBank agrees to notify the Company and St. Paul promptly after any such change. Notwithstanding the foregoing, from time to time at the request of the Company, the rate of interest charged hereunder may be fixed on such balances, for such periods, and at such rates as may be quoted by the Banks in their sole and absolute discretion in each instance. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate provided for above unless the amount fixed is repaid or fixed for an additional period. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month.

         (B) COMMITMENT FEE. In consideration of the Commitment, the Company agrees to pay to the Banks a commitment fee on the average daily unused portion of the Commitment at the rate of plus 25 basis points (calculated on a 360 day basis), payable quarterly in arrears by the 20th day following each calendar quarter. Such fee shall be payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

         SECTION 5. PROMISSORY NOTE. The Company promises to repay the loans that are outstanding at the time the Commitments expire in 32 equal, consecutive quarterly installments with the first such installment due on November 20, 1997, and the last such installment due on August 20, 2005.

         SECTION 6. PREPAYMENT. The loans may be prepaid in whole or in part on one Banks' business day's prior written notice. During the term of the Commitment, prepayments shall be applied to such balances, fixed or variable, as the Company shall specify. After the expiration of the term of the Commitments, prepayments shall, unless the Banks otherwise agree, be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as the Banks shall specify.

         SECTION 7. MANNER AND TIME OF PAYMENT. All payments shall be made by wire transfer of immediately available funds to St. Paul, ABA #296090471 (or to such other account as St. Paul may designate by notice). The Company shall give St. Paul telephonic notice no later than 12:00 noon, Company's local time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Company's local time, shall be credited on the next business day.

         SECTION 8. CONDITION PRECEDENT. The Banks' obligation to make the initial advance of this Revolving Term Loan is contingent upon Loan No. ML0154T1 being fully drawn, all payments of principal and interest thereon being current and that there be no defaults under any loan provisions of Loan No. ML0154T1.

         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                                   HARVEST STATES COOPERATIVES


By:    /s/ J. Daniel Malan                By:    /s/ T.F. Baker
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                                                 T.F. Baker
Title: Vice President                     Title: Group Vice President - Finance
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ST. PAUL BANK FOR COOPERATIVES


By:    /s/ Lee Estenson
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Title: Vice President
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